Exhibit 99.1

AMENDMENT TO

AMENDED AND RESTATED SHARE REPURCHASE PROGRAM

American Finance Trust, Inc.

WHEREAS, American Finance Trust, Inc. (the “Company”) maintains the Amended and Restated Share Repurchase Program (the “SRP”) effective as of February 28, 2016 (the “Effective Date”);

WHEREAS, the Company and its operating partnership, American Finance Operating Partnership, L.P. (the “Company OP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Realty Capital — Retail Centers of America, Inc. (“RCA”), American Realty Capital Retail Operating Partnership, L.P. (the “Target OP”) and Genie Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of RCA with and into Merger Sub (the “Merger”);

WHEREAS, pursuant to Section 4(a) of the SRP, the Company may at any time amend the SRP, with effect on the day following the public announcement of the amendment; and

WHEREAS, the Company desires to amend the SRP as set forth herein;

NOW, THEREFORE, pursuant to Section 4(a) of the SRP, effective as of 30 days after the Company’s filing of a Current Report on Form 8-K announcing this amendment, Section 1.g. of the SRP is replaced in its entirety with the following:

g.	Subject to Section 2 and Section 3, in respect of the twelve-month period that commenced January 1, 2016, the Company will pay repurchase proceeds, less any applicable tax or other withholding required by law, on or before the 31st day following the date of the earlier of (1) the Merger, or (2) the termination of the Merger Agreement. The period referred to in the preceding sentence is a “Fiscal Period.”

For purposes of this Section 1.g., the term “Merger Agreement” refers to the Agreement and Plan of Merger by and among the Company, American Finance Operating Partnership, L.P., American Realty Capital — Retail Centers of America, Inc. (“RCA”), American Realty Capital Retail Operating Partnership, L.P. and Genie Acquisition, LLC (“Merger Sub”), and the term “Merger” means the merger of RCA with and into Merger Sub.